UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2005

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-05492 (Commission File Number)	02-0170100 (IRS Employer Identification No.)
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)
(603)880-2323
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
On February 11, 2004, Nashua Corporation, a Massachusetts corporation (“Nashua”), entered into an Indemnification Agreement with Katun Corporation (“Katun”) (the “Agreement”). The Agreement addresses the parties rights and responsibilities relative to the costs, expenses, fees and damages that may arise from all pending claims made by Ricoh Corporation in the lawsuit entitled Ricoh Co Ltd. et al. v. Katun Corp., et al., Case No. 03CV2612 (WHW), currently pending in the United States District Court for the District of New Jersey (the “Action”).
Under the Agreement, Katun will indemnify and hold Nashua harmless for monies owed as a result of any judgment rendered against Nashua in the Action. Katun and Nashua will be responsible for their own attorney’s fees and costs. Katun will also indemnify and hold Nashua harmless for monies to be paid to Ricoh or any other party pursuant to any settlement of the Action, provided that Katun has consented to the settlement.
A copy of the Agreement is attached to this Current Report on Form 8-K at Exhibit 10.1.
Item 7.01.  Regulation FD Disclosure
Nashua announced that on August 2, 2005, the United States District Court for the District of New Jersey issued an opinion and order in a patent infringement lawsuit filed by Ricoh Company Ltd. et al. against Nashua, Katun and General Plastics Industrial Co. The Court issued summary judgment that one of six Ricoh patents relating to toner bottles for use in photocopy machines (U.S. Patent No. 6,075,963) was not invalid as anticipated by certain prior art and was infringed by Nashua. In addition, the Court interpreted disputed terms of the six patents involved in the case. Nashua believes it is entitled to indemnification from Katun for monies owed as a result of any judgment rendered against Nashua in this litigation. Nashua previously announced that on April 1, 2005 it committed to a plan to exit the toner and developer business, which includes its Imaging Supplies segment, by March 31, 2006.
A copy of the press release is attached to this Current Report on Form 8-K at Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: August 9, 2005	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President-Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Indemnification Agreement, dated as of February 11, 2004 by and between Nashua Corporation and Katun Corporation

99.1	Press release issued by the Company on August 9, 2005